Exhibit 3.1

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

OF

ALLEGHENY ENERGY TRANSMESSION, LLC

FIRST:	The name of the limited liability company is Allegheny Energy Transmission, LLC.

SECOND:	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington.

THIRD:	The name and address of the Registered Agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 13th day of October, 2006.

By:	/s/ James A. Arcuri
James A. Arcuri, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

ALLEGHENY ENERGY TRANSMISSION, LLC

FIRST:	The name of the limited liability company is Allegheny Energy Transmission, LLC.

SECOND:	The Certificate of Amendment of the limited liability company is hereby amended as follows:

The name of the limited liability company shall heretofore be “FirstEnergy Transmission, LLC.”

THIRD:	The foregoing amendment is to become effective immediately upon the filing of this Certificate of Amendment.

IN WITNESS WHEREOF, the undersigned, the sole member of the limited liability company, has executed this Certificate of Amendment of Allegheny Energy Transmission, LLC this 3rd day of May, 2012.

ALLEGHENY ENERGY, INC.

By:	/s/ Mark T. Clark
Mark T. Clark
President and Chief Financial Officer